Exhibit 99(a)

LINCOLN BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                         , and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all Lincoln Bancorp common shares that the undersigned would be entitled to vote at the special meeting of shareholders of Lincoln Bancorp to be held at Lincoln Bancorp, located at 905 Southfield Drive, Plainfield, Indiana 46168 on             ,     , 2008, at     :        .m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Lincoln Bancorp recommends a vote FOR adoption of the Agreement of Reorganization and Merger dated September 2, 2008, by and between First Merchants Corporation and Lincoln Bancorp pursuant to which Lincoln Bancorp will merge with and into First Merchants Corporation.

1.	Adoption of the Agreement of Reorganization and Merger:

FOR	AGAINST	ABSTAIN

2.	To adjourn or postpone the special meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement.

FOR	AGAINST	ABSTAIN

3.	In their discretion, on such other matters as may properly be presented at the special shareholders meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT OF REORGANIZATION AND MERGER AND FOR ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT AN INSUFFICIENT NUMBER OF SHARES IS PRESENT IN PERSON OR BY PROXY TO APPROVE THE MERGER AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF LINCOLN BANCORP.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated:                     , 2008.

(SIGNATURE OF SHAREHOLDER)

(SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

Ex. 99(a)-1